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                                                                      Exhibit 21

Subsidiaries of City Holding Company
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As of December 31, 2000, the subsidiaries, each wholly-owned, of City Holding
Company included:

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
City National Bank of West Virginia
3601 MacCorkle Avenue S.E.                                                   Insured Depository
Charleston, West Virginia             National Banking Association              Institution


Del Amo Savings Bank, FSB
3422 Carson Street                                                           Insured Depository
Torrance, California                  Federally-chartered Thrift                Institution


Frontier Bancorp
2233 Artesia Boulevard
Redondo Beach, California             California Corporation                 Bank Holding Company

City Financial Corporation                                                   Securities Brokerage and
3601 MacCorkle Avenue S.E.                                                   Investment Advisory
Charleston, West Virginia             West Virginia Corporation                 Company


City Mortgage Corporation                                                    Inactive Mortgage Banking
Pittsburgh, Pennsylvania              Pennsylvania Corporation                  Company


City Holding Capital Trust
25 Gatewater Road                                                            Special-purpose Statutory
Charleston, West Virginia             Delaware Business Trust                   Trust


City Holding Capital Trust II
25 Gatewater Road                                                            Special-purpose Statutory
Charleston, West Virginia             Delaware Business Trust                   Trust

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